AMENDMENT NO. 3
                                     TO THE
                          FINLAY RETIREMENT INCOME PLAN

                          (As Restated March 23, 1995)


     The Finlay Retirement Income Plan as heretofore amended (the "Plan") is hereby further amended in the following respects:


     1. Section 7.2.1.1 is amended by adding the following sentence at the end thereof:


     "Effective January 1, 1998, a Participant shall be entitled to a hardship withdrawal under this Section 7.2.1.1 if (a) he meets all requirements therefor other than the receipt of all amounts available to him as a loan, (b) the need is for funds to purchase a principal residence of the Participant, (c) the obtaining of loans other than the mortgage loan in connection with such purchase would disqualify the Participant from obtaining the necessary amount of mortgage loan, and (d) the Participant demonstrates to the satisfaction of the Committee that the amount to be withdrawn for the purpose of such purchase cannot be obtained from other resources that are reasonably available to the Participant (including assets of the Participant's spouse and minor children that are reasonably available to the Participant)."

     2. A new Article XVII is added to read as follows:

                                  ARTICLE XVII

                                PARTICIPANT LOANS

               17.1 Loans to Parties in Interest. This Article XVII is effective
          January 1, 1998 or as soon thereafter as the Committee determines that administration of loans hereunder is practicable. Upon the application of a Participant who is a "party in interest" with respect to the Plan (within the meaning of section 3(14) of ERISA), the Committee or its delegate (in either case, the "Loan Administrator") shall instruct the Trustee to make a loan to such Participant from the Participant's Accounts, provided that such loan meets the requirements of
          Section 17.2. No more than one loan may be outstanding at the same time. The loan request shall be made on the Appropriate Form and submitted to the Loan Administrator, together with such application fee as the Administrator may authorize (if any). The Loan
          Administrator  shall  notify   the  Participant  in  writing within a
          reasonable  time


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          of   the   approval  or   denial  of such  loan  request,   and   such
          notification by the Loan Administrator shall be final. The status and rights under the Plan of a Participant who obtains a loan under this
          Article XVII shall not be affected, except to the extent that the Participant has assigned an interest in the Participant's Accounts pursuant to the applicable provisions of Section 17.2. All loans shall be granted according to rules adopted by the Loan Administrator and applicable to all Participants who are parties in interest on a
          uniform  basis  that  does  not   discriminate   in  favor  of  highly
          compensated employees (within the meaning of section 414(q) of the Code). The Committee may at any time suspend authorization for future loans to Participants, but no such suspension shall affect any loan then outstanding under this Article XVII.

               17.2 Loan  Requirements.  A loan  shall not be made  pursuant  to
          Section 17.1 unless such loan meets all of the following requirements:

               17.2.1 Amount. Such loan must be in an amount no less than one thousand dollars ($1,000) and shall not exceed the lowest of:

               (a) fifty thousand dollars ($50,000) reduced by the highest outstanding principal balance during the preceding twelve (12) months of all loans to the Participant from this and any other qualified employer plan (as described in section 72(p)(4) of the Code) which is maintained by an Employer or Affiliate ("controlled group loans"); or

               (b) one-half of the vested balance of the Participant's Accounts,
          reduced  by  the  current   outstanding   principal   balance  of  all
          "controlled group loans" (as described in paragraph (a) above); or

               (c) such other amount as may be determined by the Loan Administrator in order to comply with any restrictions under an Investment Fund that limit the liquidation of investments to fund Participant loans or otherwise.

          If there is a "controlled group loan" (other than a loan made under this Plan) currently outstanding, one-half of the value of the Participant's vested interest under the plan from which such loan was made shall be included in the amount determined under paragraph (b), above.

               17.2.2 Adequate Security. All loans must be adequately secured. For this purpose, no more than one-half of the total value of the Participant's vested Accounts under the Plan may be assigned as collateral security. If the Loan Administrator subsequently determines that the loan is no longer adequately secured, additional security may be required.


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               17.2.3 Interest. All loans must bear interest,  payable with each
          scheduled  loan  payment  (and  in  no  event  less   frequently  than
          quarterly), at the prime rate of such bank as the Loan Administrator shall specify plus 2%. The Loan Administrator shall at regular intervals (but no less frequently than quarterly) determine the applicable rate on the basis of a review of pertinent information.

               17.2.4 Repayment Term. Such loan must provide for substantially level amortization (within the meaning of section 72(p)(2)(C) of the Code) with payments made at least quarterly for a fixed term of one, two, three or four years. A Participant shall have the right on any scheduled payment date to prepay the full outstanding balance of such loan and accrued interest without penalty. Partial prepayment shall not be permitted. Unless the Loan Administrator determines that it is impractical to do so, such loan shall be repaid by substantially level payroll deductions from pay in each pay period in which the loan is outstanding.

               17.2.5  Promissory  Note.  Such  loan  must  be  evidenced  by  a promissory note and loan agreement containing such terms and provisions as the Loan Administrator shall determine, executed by the Participant and, if the Loan Administrator shall so determine, also executed by the Participant's spouse.

               17.3 Funding of Participant Loans.

               17.3.1 Source of Funds. A Participant's loan shall be funded solely by reduction of the Participant's Account balances as of the effective date of the loan in the following order of priority: First, from the Profit-Sharing and Matching Contributions Account to the extent vested at the date of the loan, next from the Participant's Closed Savings Account (including any Rollover Account) and last, from the Participant's Elective Contributions Account. The promissory note executed pursuant to Section 17.2.5 by a Participant who receives a loan shall be held by the Trustee as an asset of the Trust Fund and allocated solely to the Account or Accounts of the Participant from which the loan was made. For all purposes hereunder, the value of such promissory note shall be considered to be the outstanding unpaid principal amount of the note plus accrued interest.

               17.3.2 Allocation Among Investment Funds; Valuation. A Participant shall specify the Investment Fund or Funds from which his loan will be funded. The value of that portion of a Participant's Accounts to be borrowed shall be determined as of the first Valuation Date for which it is possible to do so under the administrative procedures established by the Committee, and the loan proceeds will be distributed in a single payment as soon as practicable thereafter.


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               17.4 Loan  Payments.  Payments  of  principal  and  interest on a
          Participant's loan shall be allocated among Investment Funds in accordance with rules adopted by the Loan Administrator.

               17.5 Loan Expenses. The Loan Administrator may determine to charge any fees, taxes or other expenses incurred in connection with a loan to the Accounts of the Participant obtaining such loan or to the Participant directly. Such charges shall be imposed on a uniform and nondiscriminatory basis.

               17.6 Disposition of Loan Upon Certain Events. In the event that distribution of a Participant's Account is required to be made under the terms of the Plan before the Participant repays an outstanding loan, the Trustee shall offset the outstanding balance of any loan from such Account against the value of the Participant's Account before making a distribution.

               17.7 Compliance with Applicable Law. The Loan Administrator shall take such actions as are deemed appropriate in order to assure full compliance with all applicable laws and regulations relating to Participant loans and the granting and repayment thereof.

               17.8 Default. The outstanding principal amount and accrued interest of a loan made pursuant to Section 17.1 shall become immediately due and payable if the Participant fails to make a scheduled loan payment by the required date, or on the date on which distribution of the Participant's Accounts is made or otherwise commences following the Participant's Termination of Employment. In such event, the Loan Administrator may execute upon the Plan's security interest in the Participant's Accounts to satisfy the debt; provided, however, that execution shall not occur until such time as the Participant's Account could be distributed to the Participant consistent with the requirements for qualification of the Plan under section 401(a) of the Code. The Loan Administrator may take any other action deemed appropriate to obtain payment of the outstanding amount of principal and accrued interest, which may include accepting payments of principal and interest that were not made on schedule and permitting the loan to remain outstanding under its original payment schedule. Any costs incurred by the Loan Administrator in collecting, or attempting to collect, amounts in default shall be charged against the Participant's Accounts. If the Loan Administrator is unable to obtain payment of the outstanding principal and accrued interest (or, in the Loan Administrator's discretion, payment of only the overdue amount of such principal), the Loan Administrator shall take such further action as is deemed appropriate to prevent loss to the Plan as


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          a result of the default.  Any discretion by the Loan  Administrator in this regard shall be exercised in a uniform manner that does not discriminate in favor of highly compensated employees (within the meaning of Section 414(q) of the Code).


     3. Sections 8.1 and 8.13.3 are amended to substitute  "$5,000" for "$3,500"

therein,  effective  January 1, 1998 (with respect to Participants who terminate employment  thereafter and, to the extent permitted by law, all Participants who

have  then   previously   terminated   employment  but  have  not  yet  received

distribution).


     4. Section 12.1 is amended by revising the first sentence thereof to read as follows:


               Effective January 1, 1990, except as herein limited, the Company shall have the right to amend the Plan by resolution of the Board of Directors or the Committee (acting in its capacity as management and delegee of the Board of Directors, and not in the capacity of Plan fiduciaries) to any extent that it may deem advisable, and all Employers and Participants shall be bound thereby.


               IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer the 3rd day of December, 1997.


                                            FINLAY ENTERPRISES, INC.



                                            By:/s/ David B. Cornstein
                                               ----------------------------
                                               Chairman

ATTEST:



/s/ Bonni G. Davis
-----------------------------
Secretary







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